EXHIBIT 99.1

S&W Appoints Mike Nordstrom to its Board

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

FRESNO, California - March 18, 2015 - S&W Seed Company (Nasdaq: SANW) announced today that Michael N. Nordstrom, an attorney specializing in water and agricultural law, has been appointed as a member of the Company's Board of Directors effective at the March 2015 board meeting. Mr. Nordstrom is an "independent director" according to the rules of the Securities and Exchange Commission and The NASDAQ Stock Market and becomes the 9th member of the Company's Board of Directors, filling a vacancy left following the Company's 2014 Annual Meeting of Stockholders. He was also appointed to serve on the Executive Committee and the Compensation Committee of the Board. Mr. Nordstrom was previously a director of S&W from October 2009 until December 2013, when he became a senior advisor to the Company and Chairman of S&W's Australian subsidiary.

Since 1982, Mr. Nordstrom has been a practicing lawyer, currently with his office in Hanford, California, where he specializes in water and agricultural law. Since April 1999, Mr. Nordstrom has also owned and operated Nordstrom Realty, which specializes in agricultural real estate. Mr. Nordstrom earned a B.S. in Agricultural Management from California Polytechnic State University in San Luis Obispo, California, and his J.D. from Santa Clara University School of Law. Mr. Nordstrom has decades of experience advising Central California clients on water rights and property issues. He also has extensive relationships in the farming community where a portion of the Company's seed production is centered, having farmed in the San Joaquin Valley for over 20 years.

Mark Harvey, chairman of the board of S&W Seed Company, commented, "We are extremely pleased to welcome Mike back to the S&W board of directors. His extensive experience in agriculture and water-related legal and regulatory issues, as well as his extensive contacts in the agriculture industry, brings a level of expertise and value to our board that is not widely available elsewhere. We thank Mike for his assistance in Australia during the past year and appreciate his service to the board going forward."

Mr. Nordstrom will serve as a director until the Company's next annual meeting of stockholders, at which time he will stand for re-election.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company, headquartered in the Central Valley of California. The Company's vision is to be the world's preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. The Company is the global leader in alfalfa seed, with unrivaled research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions with operations in the San Joaquin and Imperial Valleys of California, five other U.S. states, Australia, and three provinces in Canada, and S&W sells its seed products in more than 25 countries around the globe.  Additionally, the Company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in the Company's 10-K for the fiscal year ended June 30, 2014, and other filings made by the Company with the Securities and Exchange Commission.